EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ecology and Environment, Inc. 2016 Stock Award Plan of our report dated November 14, 2017, with respect to the consolidated financial statements of Ecology and Environment, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York
March 29, 2018